Shawn Willard and Geoffrey Gwin Join Eastside Distilling’s Board of Directors

PORTLAND, Ore., September 3, 2019 – Eastside Distilling, Inc. (NASDAQ: EAST) today announced the appointment of Shawn P. Willard and Geoffrey C. Gwin as independent directors to the Company’s board of directors, effective immediately.

Willard has nearly 30 years of experience in various money management, research and corporate finance positions and is currently the founder and Managing Member of Orca Investment Management LLC. Orca currently owns approximately 7.0% of Eastside Distilling’s common stock.

Gwin has over two decades of experience with various money management firms and is currently a Member of Quad Capital Management Advisors, LLC and the Managing Member of Group G Capital Partners, LLC. Collectively, Quad and Group G own approximately 7.2% of Eastside Distilling’s common stock.

Paul Shoen, Chairman of Eastside Distilling, commented, “After many conversations with shareholders and other key stakeholders, I am pleased to announce the appointment of Shawn and Geoff to the Eastside board of directors. Both are significant Eastside institutional shareholders who have loyally supported the Company’s growth over the last several years. They are experienced at advising emerging growth companies such as Eastside and I expect will bring a wealth of expertise toward helping to further build Eastside into one of the leaders in our industry. I am excited that they will be playing bigger roles as board members and look forward to their contributions to the Company.”

Shawn Willard commented, “I believe the Company is well positioned for the future and I look forward to contributing to its success.”

Geoffrey Gwin commented, “Eastside is one of the most exciting young companies I have seen in years. Its team has done a tremendous job building a platform that I believe can create value for shareholders going forward.”

Shawn Willard and Geoffrey Gwin join Jack Peterson, Paul Shoen, and Owen Lingley on the Eastside board of directors.

Shawn Willard founded Orca Investment Management in 2006 (then known as Cygnus Capital). Previously, Mr. Willard was a Vice President focused on corporate finance opportunities with West Coast-based companies in high-technology industries, including storage networking, thin film technologies and EMS for Needham & Company, a prominent emerging market investment bank. Previously, Mr. Willard was a portfolio manager and equity research analyst with various investment firms, including Black & Company, Charter Investment Group, and Capital Consultants. Willard graduated from Portland State University with a bachelor’s degree in business administration in 1992.

Geoffrey Gwin is currently a Member of Quad Capital Management Advisors, LLC and the Managing Member of Group G Capital Partners, LLC. Gwin is the Chairman of the Board of Directors of SMArtX Advisory Solutions, Inc., a private company offering technology solutions to wealth advisors, RIA’s and other financial services firms. Mr. Gwin formed Group G Capital Partners, LLC in 2003 and has continuously managed its related strategies as its Chief Investment Officer. Gwin has held positions at Symphony Asset Management, BHF-BANK Aktiengesellschaft, and Citibank, Inc. over the last two decades. Mr. Gwin holds a Bachelor of Science in Business from Wake Forest University and is a Charter Financial Analyst.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon since 2008. The company is distinguished by its highly decorated product lineup that includes Burnside Bourbon, West End American Whiskey, Goose Hollow Reserve, Below Deck Rums, Portland Potato Vodka, Hue-Hue Coffee Rum and a distinctive line of fruit infused spirits. Eastside Distilling also owns Big Bottom Distilling (makers of The Ninety One Gin, Navy Strength Gin and Delta Rye whiskey) and the Redneck Riviera Whiskey Co. All Eastside, Big Bottom and Redneck Riviera spirits are crafted from natural ingredients for quality and taste. Eastside’s Craft Canning + Bottling subsidiary is one of the Northwest’s leading independent spirit bottlers and ready-to-drink canners. For more information visit: www.eastsidedistilling.com or follow the company on Twitter and Facebook.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; acceptance of the Company’s products in the market; the Company’s success in obtaining new customers; the Company’s success in product development; the Company’s ability to execute its business model and strategic plans; the Company’s success in integrating acquired entities and assets, and all the risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the financial statements and related information contained in the Company’s Annual Report on Form 10-K and interim Quarterly Reports on Form 10-Q. Examples of forward-looking statements in this release may include statements related to our strategic focus, product verticals, anticipated revenue, and profitability. The Company assumes no obligation to update the cautionary information in this release.

Company Contact:

Eastside Distilling
Steve Shum
971-888-4264
inquiries@eastsidedistilling.com

Investors:

Robert Blum
Lytham Partners, LLC
(602) 889-9700
east@lythampartners.com